SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2010

LUX ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Suite 510, 640 - 8th Ave SW Calgary, Alberta, Canada T2P 1G7
(Address of principal executive offices)
(780) 669-0936
(Registrant’s Telephone Number)

Suite 1950 - 777 8th Ave. S.W.

Calgary, Alberta, Canada T2P 3R5

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Wade D. Huettel

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         .    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         .    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         .    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LUX ENERGY CORP.

Form 8-K

Current Report

Item 7.01. Regulation FD Disclosure.

On May 17, 2010, the Company announced that the Operator of the Barrhead oil discovery in West Central Alberta, in which Lux Energy has a working interest, has now produced more than 10,000 barrels of oil equivalent since production commenced in mid-July 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On May 19, 2010, the Company announced that the Operator of the Woodrush project in the Peace River Arch, Northeast British Columbia, in which Lux Energy has a working interest, has released the results of a 24 hour production test of the new oil discovery on the property. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated May 17, 2010.
99.2	—	Press release dated May 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

May 20, 2010

LUX ENERGY CORP.

By:  /s/ Shane Broesky

Shane Broesky

President & CEO